                                                                  Exhibit 99(g)

                     SEMI-ANNUAL SERVICER'S CERTIFICATE


              ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                  $500,000,000 Transition Bonds, Series 2003-1


         Oncor Electric Delivery Company, as Servicer

         Pursuant to Section 4.01(c)(ii) of the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Agreement") between Oncor Electric Delivery Company, as Servicer and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:

         Capitalized terms used herein have the respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods:    August 21, 2003 *  to  January 2004   (* Closing Date)
                       ---------------        -----------
Payment Date:           February 17, 2004
Today's Date:           February 10, 2004

1. COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:

i.             Remittances for the August 2003 * Series 2003-1 Collection Period:                $         0.00
ii.            Remittances for the September 2003 Series 2003-1 Collection Period:               $   132,973.93
iii.           Remittances for the October 2003 Series 2003-1 Collection Period:                 $ 3,961,058.96
iv.            Remittances for the November 2003 Series 2003-1 Collection Period:                $ 3,757,375.62
v.             Remittances for the December 2003 Series 2003-1 Collection Period:                $ 4,123,077.71
vi.            Remittances for the January 2004 Series 2003-1 Collection Period (**):            $ 3,985,629.32
vii.           Remittances for the _____ Series 2003-1 Collection Period
               (after _____, use 6 prior periods only)
viii.          Remittances for the ____ Series 2003-1 Collection Period (after
               _____, use 6 prior periods only)
ix.            Remittances for the ____ Series 2003-1 Collection Period (after
               _____, use 6 prior periods only)
x.             Remittances for the ____ Series 2003-1 Collection Period (after
               _____, use 6 prior periods only)
xi.            Remittances for the ____ Series 2003-1 Collection Period (after
               _____, use 6 prior periods only)
xii.           Investment Earnings on Series 2003-1 Collection Account:                          $         0.00
xiii.          Investment Earnings on Series 2003-1 Capital Subaccount:                          $     6,430.47
xiv.           Investment Earnings on Series 2003-1 Overcollateralization Subaccount:            $         0.00
xv.            Investment Earnings on Series 2003-1 Reserve Subaccount:                          $         0.00
xvi.           Investment Earnings on Series 2003-1 General Subaccount:                          $    13,514.67
                                                                                                 --------------
xvii.          Series 2003-1 General Subaccount Balance (sum of i through xvi above):            $15,980,060.68
                                                                                                 --------------

               **   includes $238,436.28 which was collected on January 30th,
                    but was not recognized by the CIS system until Monday,
                    February 2nd because of a "no-read" billing day on the 30th.
xviii.         Series 2003-1 Reserve Subaccount Balance
               as of Prior Series 2003-1 Payment Date:                                                    $0.00
xix.           Series 2003-1 Overcollateralization Subaccount Balance
               as of Prior Series 2003-1 Payment Date:                                                    $0.00
xx.            Series 2003-1 Capital Subaccount Balance
               as of Prior Series 2003-1 Payment Date:                                           $ 2,500,000.00
                                                                                                 --------------
xxi.           Series 2003-1 Collection Account Balance (sum of xvii through xx above)           $18,480,060.68
                                                                                                 ==============


2.             OUTSTANDING AMOUNTS AS OF PRIOR SERIES 2003-1 PAYMENT DATE:

i.             Class A-1 Outstanding Amount                                                     $103,000,000.00
ii.            Class A-2 Outstanding Amount                                                     $122,000,000.00
iii.           Class A-3 Outstanding Amount                                                     $130,000,000.00
iv.            Class A-4 Outstanding Amount                                                     $145,000,000.00
                                                                                                ----------------
v.                   Aggregate Outstanding Amount of All Series 2003-1 Bonds                    $500,000,000.00
                                                                                                ===============

3.             REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:
                                                                                                   PRINCIPAL
                                         SERIES 2003-1 PRINCIPAL                                      DUE
                                                                                                      ---
i.                Class A-1                                                                       $7,693,695.00
ii.               Class A-2                                                                       $        0.00
iii.              Class A-3                                                                       $        0.00
iv.               Class A-4                                                                       $        0.00
                                                                                                  -------------
v.                      For All Series 2003-1 Bonds                                               $7,693,695.00
                                                                                                  =============

                                                                 DAYS IN
                                          BOND                   INTEREST          PRINCIPAL            INTEREST
           SERIES 2003-1              INTEREST RATE              PERIOD (1)          BALANCE               DUE
           -------------              -------------              ----------          -------               ---
vi.        Class A-1                      2.26%                    176             $103,000,000     $  1,138,035.56
vii.       Class A-2                      4.03%                    176             $122,000,000     $  2,403,671.11
viii.      Class A-3                      4.95%                    176             $130,000,000     $  3,146,000.00
ix.        Class A-4                      5.42%                    176             $145,000,000     $  3,842,177.78
                                                                                   ------------     ---------------
x.                      For All Series 2003-1 Bonds                                $500,000,000     $10,529,884.45
                                                                                   ============     ==============

                                                      REQUIRED LEVEL                   FUNDING REQUIRED
                                                      --------------                   ----------------
xiii.      Series 2003-1 Overcollateralization
           Subaccount                                            $104,167                          $104,167
 xiv.      Series 2003-1 Capital Subaccount                     $2,500,000                            $0

(1) On 30/360-day basis for initial payment date; otherwise use one-half of annual rate.

4. ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO 8.02(d) OF
INDENTURE:

i.         Trustee Fees and Expenses (subject to cap - see 8.02(e)(i) of the Indenture):     $      0.00
ii.        Independent Manager Fees (subject to cap - see 8.02(e)(i) of the Indenture):      $  2,000.00
ii.        Series 2003-1 Servicing Fee:                                                      $200,000.00
iii.       Operating Expenses (subject to cap - see 8.02(e)(iii) of the Indenture):
                              Trust Operating Expense:                                       $      0.00
                              Trust Accounting Expense:                                      $      0.00
                              Rating Agency Fees:                                            $      0.00
                              Administration Fee:                                            $ 25,000.00
                              Miscellaneous Fees:                                            $      0.00
                                                                                             ------------
                                  Total Fees and Expenses (i through iii):                   $ 227,000.00
                                                                                             ------------

iv. Semi-Annual Interest (including any past-due for prior period(s)

                                                                             PER $1000 OF ORIGINAL
SERIES 2003-1                                                      AGGREGATE             PRINCIPAL AMOUNT

1.         Class A-1 Interest Payment                                                      $1,138,035.56
2.         Class A-2 Interest Payment                                                      $2,403,671.11
3.         Class A-3 Interest Payment                                                      $3,146,000.00
4.         Class A-4 Interest Payment                                                      $3,842,177.78

v. Principal Due and Payable as a Result of Event of Default or on Final Maturity Date

                                                                           PER $1000 OF ORIGINAL
SERIES 2003-1                                                     AGGREGATE                  PRINCIPAL AMOUNT

1.         Class A-1 Principal Payment                                                               $0
2.         Class A-2 Principal Payment                                                               $0
3.         Class A-3 Principal Payment                                                               $0
4.         Class A-4 Principal Payment                                                               $0

vi.      Semi-Annual Principal

                                                                              PER $1000 OF ORIGINAL
SERIES 2003-1                                                      AGGREGATE                  PRINCIPAL AMOUNT

1.         Class A-1 Principal Payment                                                         $7,693,695.00
2.         Class A-2 Principal Payment                                                               $0
3.         Class A-3 Principal Payment                                                               $0
4.         Class A-4 Principal Payment                                                               $0



4.         ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO
           8.02(d) OF INDENTURE (CONTINUED):

vii.       Funding of Series 2003-1 Capital Subaccount (to required level)                   $         0.00
viii.      Funding of Series 2003-1 Overcollateralization Subaccount (to required
            level)                                                                           $         0.00
ix.        Investment Earnings on Series 2003-1 Capital Subaccount Released to
             Issuer                                                                          $         0.00
x.         Deposit to Series 2003-1 Reserve Subaccount                                       $         0.00
xi.        Released to Issuer upon Retirement of all Bonds                                   $         0.00
                                                                                             --------------
xii.       AGGREGATE REMITTANCES AS OF CURRENT PAYMENT DATE                                  $18,450,579.45
                                                                                             ==============

5. OUTSTANDING AMOUNT AND Series 2003-1 COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):

SERIES 2003-1

i.         Class A-1 Outstanding Amount                                                   $ 95,306,305.00
ii.        Class A-2 Outstanding Amount                                                   $122,000,000.00
iii.       Class A-3 Outstanding Amount                                                   $130,000,000.00
iv.        Class A-4 Outstanding Amount                                                   $145,000,000.00
                                                                                          ---------------
vi.        AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2003-1 BONDS                        $492,306,305.00
                                                                                          ---------------

vii.       Series 2003-1 Reserve Subaccount Balance                                       $          0.00
viii.      Series 2003-1 Overcollateralization Subaccount Balance                         $          0.00
ix.        Series 2003-1 Capital Subaccount Balance                                       $     29,481.23
                                                                                          ---------------
x.         AGGREGATE Series 2003-1 COLLECTION ACCOUNT BALANCE                             $     29,481.23
                                                                                          ---------------


6. SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO SECTION 8.02(e) OF INDENTURE):

i.         Series 2003-1 Reserve Subaccount                                               $           0.00
ii.        Series 2003-1 Overcollateralization Subaccount                                 $           0.00
Iii.       Series 2003-1 Capital Subaccount                                               $    2,470,518.77
                                                                                          -----------------
Iv.        TOTAL WITHDRAWALS                                                              $    2,470,518.77
                                                                                          -----------------


7.         SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT
           DATE:

i.         Semi-annual Interest

SERIES 2003-1

1.         Class A-1 Interest Payment                                                               $0
2.         Class A-2 Interest Payment                                                               $0
3.         Class A-3 Interest Payment                                                               $0
4.         Class A-4 Interest Payment                                                               $0

ii.      Semi-annual Principal

SERIES 2003-1

1.         Class A-1 Principal Payment                                                              $0
2.         Class A-2 Principal Payment                                                              $0
3.         Class A-3 Principal Payment                                                              $0
4.         Class A-4 Principal Payment                                                              $0

8. SHORTFALLS IN REQUIRED Series 2003-1 SUBACCOUNT LEVELS AS OF CURRENT PAYMENT DATE:

i.         Series 2003-1 Overcollateralization Subaccount                                 $      104,167.00
ii.        Series 2003-1 Capital Subaccount                                               $    2,470,518.77

         IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer's Certificate this 10th day of February, 2004.



                               ONCOR ELECTRIC DELIVERY COMPANY,
                               as Servicer



                               By:    /s/ Kirk R. Oliver
                                      ------------------------------------
                               Name:   Kirk R. Oliver
                               Title:  Treasurer and Assistant Secretary